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                                                                     EXHIBIT a.1



                            CERTIFICATE OF TRUST OF
                      THE METZLER/PAYDEN INVESTMENT GROUP



               The undersigned, constituting the sole member of the Board of Trustees of The Metzler/Payden Investment Group (the "Trust"), in order to form a Delaware business trust pursuant to Section 3810 of the Delaware Business Trust Act, does hereby certify the following:

               1. The name of the Delaware business trust is The Metzler/Payden Investment Group.

               2. Prior to the issuance of beneficial interests, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

               3. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

               4. The registered office of the Trust in Delaware is The Metzler/Payden Investment Group, c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

               5. The registered agent for service of process on the Trust is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808

               6. This Certificate of Trust shall be effective the date it is filed with the Office of the Delaware Secretary of State.

               IN WITNESS WHEREOF, the undersigned Trustee of Investors Research Fund, has executed this Certificate as of the 22nd day of March, 2002.


                                             /s/ Michael Glazer
                                             -----------------------------------
                                             Michael Glazer
                                             Trustee